Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Announces $97.1M in Revenue for 2022

Q4 Adjusted EBITDAR of $5.2M

Forecasts over $140M in Revenue for 2023

March 9, 2023

MIAMI, FL (GLOBE NEWSWIRE) — Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) today reported fourth quarter and 2022 annual financial results. All financial figures are in United States dollars.

Full Year and Fourth Quarter 2022 Financial Results

Total operating revenues for the 2022 year and Q4 2022 were $97.1 million and $32.5 million, respectively. This represents an increase of $82.8 million or 742% and $21.3 million or 191% when compared to the 2021 year and Q4 2021, respectively. This increase was driven by our continued growth in operations, including number of available aircraft during the year from three in 2021 to seven in 2022. In addition, GlobalX operated 2,463 revenue block hours in Q4 2022, representing an 89% increase over the number of block hours operated in Q4 2021.

Ed Wegel, Chair and CEO of GlobalX commented: “We are pleased to report strong financial and operational results for 2022. We reached $97.1M in revenue, beating previous guidance of $90 million by 8%. GlobalX finished 2022 with eight A320 family passenger aircraft, which resulted in Full Year 2022 Adjusted EBITDAR (Non-GAAP)(1) of $9.0 million and a 2022 Adjusted EBITDA (Non-GAAP)(1) of ($6.6 million). Q4 2022 results were an Adjusted EBITDAR of $5.3 million, an Adjusted EBITDA of approximately $845,000 and Adjusted EPS (Non-GAAP)(1) of $(0.00). Those results reflect our continued efforts to expand charter operations throughout North and South America, as well as the Caribbean by adding 79 new customers during 2022.”

Mr. Wegel continued: “We continued to invest heavily during Q4 in our systems, training, and development of our people, as we added over 55 pilots, 86 flight attendants, built our cargo operating systems and continued work on important certifications. We incurred cargo related expenses in anticipation of A321 freighter (A321F) deliveries and revenue operations in Q4, which did not ultimately occur. As a result, we expect compensation to be paid because of the late deliveries which we will receive in 2023.”

2023 Update

Mr. Wegel added: “We remain bullish on 2023 with our cargo certification completed and our first A321F started revenue operations in February. We will take delivery of the second A321F and will be operating revenue flights in early Q2. We are providing guidance of expected full year revenue in 2023 of at least $140 Million from our base plan of nine passenger and two freighter aircraft. In addition to this fleet of 9/2, our target plan for 2023 is to add up to four A321F’s, and three A320 passenger aircraft. We have developed a strong reputation as a reliable operator and we will continue to add new customers and build on existing customers.”

Cost Performance

Total operating expense for 2022 year and Q4 2022 increased 244% and 115% compared to 2021 year and the Q4 2021, to $33.2 and $15.4 million, respectively. These increases were primarily driven by additional aircraft and number of block hours operated, as well as investments made to initiate our cargo operations in Q1 2023.

Liquidity

GlobalX ended the quarter with $11.7 million in current assets, an increase of $2 million compared to year end 2021 and $300,000 compared to Q3 2022. The increase is mainly due to the Company’s acquisition of an airframe for tear down that resulted in approximately $1.4 million in parts available for sale as of December 31, 2022 (“Spares Deal”).

Current liabilities increased from $14.7 million in 2021 to 27.8 million in 2022, mainly due to an increase of $6.2 million in leased aircraft liabilities as we grew our fleet from one aircraft in August 2021 to eight aircraft by December 2022, $1.6 million in aircraft fuel liabilities, $1.6 million of passenger taxes liabilities, $1.0 million of ground handling liabilities primarily due to the addition of four leased aircraft added during 2022, and $1.4 million from the Spares Deal.

GlobalX is seeking additional capital in the form of debt, convertible debt or equity in order to further invest in the business and facilitate the continued growth of the fleet, including the acquisition of additional leased aircraft, as well as for additional working capital.

Outlook

Guidance items provided in this release are based on the Company’s current estimates and are not a guarantee of future performance. GlobalX is providing revenue guidance of at least $140 million in revenue for 2023 based on a fleet of nine passenger and two cargo aircraft, a 44% increase over 2023. Currently $81.5M of this revenue is contracted and an additional $60M is currently being actively quoted and we anticipate that most of this will become contracted. We will provide updated guidance as we take delivery of additional aircraft to the current projected fleet of nine passenger and two cargo aircraft.

(1)	Refer below to the section “Non-GAAP Financial Measures” for additional information.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

JET: NEO	www.globalairlinesgroup.com	Page 2 of 7

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Current Assets
Cash and cash equivalents	$1,875,673	$5,241,716
Restricted cash	3,585,261	2,752,285
Accounts receivable, net of allowance	2,664,174	745,646
Prepaid expenses and other current assets	2,193,449	931,266
Current assets held for sale	1,405,741	—

Total Current Assets	11,724,298	9,670,913
Property and equipment, net	2,441,288	618,883
Finance leases, net	2,710,899	—
Operating lease right-of-use assets	27,952,609	22,668,308
Deposits and other assets	6,334,878	6,115,562

Total Assets	$51,163,973	$39,073,666

Current liabilities
Accounts payable	$4,997,080	$2,058,864
Accrued liabilities	9,458,629	4,219,491
Deferred revenue	3,200,664	1,995,090
Customer deposits	1,617,337	1,264,502
Due from related parties	—	197,558
Current portion of notes payable	1,810,468	1,573,000
Current portion of operating leases	6,445,915	3,393,497
Current portion of finance leases	335,527	—

Total current liabilities	27,865,621	14,702,002
Other liabilities
Note payable	5,081,294	—
Long-term operating leases	23,189,835	20,042,343
Financial leases and other liabilities	2,282,892	83,491

Total other liabilities	30,554,020	20,125,834

Total Liabilities	$58,419,641	$34,827,836

Commitments and Contingencies
Equity (Deficit)
Common stock - $.001 par value; 200,000,000 authorized; 53,440,482 and 51,237,876 issued and outstanding as of December 31, 2022 and December 31, 2021	$53,440	$51,237
Additional paid-in capital	30,774,197	26,456,900
Retained deficit	(38,083,304)	(22,262,307)

Total stockholders’ equity (Deficit)	(7,255,667)	4,245,830

Total Liabilities and Equity (Deficit)	$51,163,973	$39,073,666

See accompanying notes to consolidated financial statements.

JET: NEO	www.globalairlinesgroup.com	Page 3 of 7

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31, 2022	Year ended December 31, 2021
Operating Revenue	$97,110,205	$14,292,472
Operating Expenses
Salaries, Wages, & Benefits	30,629,414	9,784,450
Aircraft Fuel	23,035,395	3,142,720
Maintenance, materials and repairs	4,377,378	832,609
Depreciation and amortization	609,489	34,289
Contracted ground and aviation services	15,607,926	3,336,782
Travel	5,024,758	961,258
Insurance	3,580,377	1,713,756
Aircraft Rent	15,614,081	4,149,871
Other	9,867,929	7,497,021

Total Operating Expenses	108,346,747	31,452,756

Operating Loss	(11,236,542)	(17,160,284)
Non-Operating Expenses (Income)
Loss (Gain) on Warrant Valuation	—	2,650,772
Foreign exchange (gain) or loss	(96,415)	154,120
Other non-operating expenses	3,058,938	—
Interest Expense	1,621,932	31,043

Total Non-Operating Expenses	4,584,455	2,835,935

Loss from continuing operations	(15,820,997)	(19,996,219)
Income from Discontinued Operations	—	177,706

Loss before income taxes	(15,820,997)	(19,818,513)
Income tax expense	—	—

Net Loss	(15,820,997)	(19,818,513)
Loss per share:
Basic	$(0.30)	$(0.43)

Diluted	$(0.30)	$(0.43)

Weighted average number of shares outstanding	52,074,647	46,185,089

Fully diluted shares outstanding	52,074,647	46,185,089

See accompanying notes to consolidated financial statements.

JET: NEO	www.globalairlinesgroup.com	Page 4 of 7

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(15,820,997)	$(19,996,219)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	609,489	34,289
Bad debt expense	219,759	—
Loss on warrant revaluation	—	2,650,772
Gain on sale of spare parts	(191,530)	—
Loss on deferred costs	2,809,031	—
Interest on finance leases	102,561	—
Amortization of debt issue costs	630,290	—
Amortization of operating lease right of use assets	4,797,056	1,154,477
Share-based payments	1,386,533	1,254,413
Foreign exchange (gain) loss	(96,415)	154,120
Changes in assets and liabilities
Accounts receivable	(1,946,757)	(745,646)
Asset held for sale	(340,561)	—
Prepaid expenses and other current assets	(1,262,183)	(486,670)
Deposits and other assets	(3,247,035)	(2,684,307)
Accounts payable	2,938,216	2,072,374
Accrued liabilities and other liabilities	6,353,307	5,929,292
Operating lease obligations	(3,482,839)	(386,945)
Other liabilities	(306,008)	74,086

Net cash used in operating activities - continuing operations	(6,848,083)	(10,975,964)
Net cash provided by operating activities - discontinuing operations	—	177,706

Net cash used in operating activities	(6,848,083)	(10,798,258)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,911,669)	(652,750)

Net cash used in investing activities	(1,911,669)	(652,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(501,169)	—
Other liabilities	—	(104,437)
Proceeds on issuance of shares	802,325	19,032,172
Proceeds from note payable	5,925,529	—

Net cash provided by financing activities – continuing operations	6,226,685	18,927,735
Net cash provided by financing activities – discontinued operations	—	(31,416)

Net cash provided by financing activities	6,226,685	18,896,319

Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,533,067)	7,445,311
Cash, cash equivalents and restricted cash - beginning of the year	7,994,001	548,690

Cash, cash equivalents and restricted cash - end of the year	$5,460,934	$7,994,001

Non-Investing and financing
Right-of-use (ROU) assets acquired through operating leases	10,081,357	—
Equipment acquired through finance leases	(2,840,936)	—
Airframe Parts acquired through financing	1,065,180	—
Warrants issued for debt (debt discount)	2,130,642	—
Cash paid for
Interest	622,439	31,558

See accompanying notes to consolidated financial statements

JET: NEO	www.globalairlinesgroup.com	Page 5 of 7

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss), Adjusted pre-tax margin, Adjusted net income (loss), Adjusted diluted earnings (loss) per share, adjusted EBITDA and adjusted EBITDAR. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Operating Income/(Loss)	$(737,994)	$(4,231,028)	$(11,236,542)	$(17,160,284)
Depreciation and amortization	312,659	18,805	609,489	34,289

EBITDA	(425,335)	(4,212,223)	(10,627,053)	(17,125,995)
Share-based compensation	591,199	688,525	1,386,533	1,254,413
Aircraft pilots training and salaries for cargo operations (1)	680,000	—	2,630,000	—

Adjusted EBITDA	845,864	(3,523,698)	(6,610,250)	(15,871,582)
Aircraft Rent	4,462,669	2,235,830	15,614,081	4,149,871

Adjusted EBITDAR	$5,308,532	$(1,287,868)	$9,003,561	$(11,721,711)
Reconciliation of Net Loss to Adjusted EPS
Net Loss	$(4,440,528)	$(4,482,623)	$(15,820,997)	$(19,818,513)
GEM (2)	2,926,501	—	2,926,501	—
Share-based compensation	574,930	688,524	1,386,533	1,254,413
Aircraft Cargo Pilots Training and Excess Wages	680,000	—	2,630,000	—

Adjusted Net Loss	$(259,097)	$(3,794,099)	$(8,877,964)	$(18,564,100)
Weighted average number of shares outstanding	53,301,534	46,185,089	52,074,647	46,185,089

Adjusted EPS	$(0.00)	$(0.08)	$(0.17)	$(0.40)

(1)	To exclude investments made in our cargo operations, which started operating early in Q1 2023
(2)	Write off of GEM deferred costs and related interest

JET: NEO	www.globalairlinesgroup.com	Page 6 of 7

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, European and Latin American markets. In Q1 2023, GlobalX completed DOT and FAA approvals for ACMI cargo service flying the A321 freighter. For more information, please visit www.globalxair.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, the expected delivery timelines for aircraft, future demand, increased block hours, future capacity estimates, future revenue guidance and revenues under contract and subject to quote.

In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX will be able to successfully conclude definitive agreements for transactions subject to LOI or quotation; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labor disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, failure to conclude definitive agreements for transactions subject to LOI or quotation, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labor disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.

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